Exhibit 10.3

COMMON UNIT

PURCHASE AGREEMENT

by and among

EMERGE ENERGY SERVICES LP

and

THE PURCHASERS PARTY HERETO

January 5, 2018

i

ii

COMMON UNIT
PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of January 5, 2018 (this “Agreement”), is entered into by and among EMERGE ENERGY SERVICES LP, a Delaware limited partnership (the “Partnership”), and the purchasers set forth on Schedule A hereto (the “Purchasers”).

WHEREAS, on the date hereof, the Partnership and certain Affiliates (as defined below) of the Purchasers entered into that certain Second Lien Note Purchase Agreement (the “Secured Notes Facility”);

WHEREAS, in connection with entry into the Secured Notes Facility, the Partnership desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, the Purchased Units (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                        Definitions.  As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, none of the Partnership Entities, on the one hand, and any Purchaser, on the other hand, shall be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or the State of Texas are authorized or required by Law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partner interests in the Partnership having the terms set forth in the Partnership Agreement.

“Confidentiality Agreements” means the confidentiality agreements entered into by the Partnership and each of the Purchasers or their Affiliates, as applicable, as may be amended from time to time.

“Consent” has the meaning specified in Section 3.11.

“Contract” means any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Funding Obligation” means, with respect to a particular Purchaser, an amount equal to the Unit Purchase Price multiplied by the number of Purchased Units to be purchased by such Purchaser pursuant to Section 2.01.

“Fully Diluted Capitalization” means the number of issued and outstanding Common Units as of the date hereof, assuming (without duplication): (a) the conversion or exercise into Common Units of all of the Partnership’s outstanding convertible or exercisable securities, including all outstanding vested or unvested options or warrants to purchase Common Units (including the Warrants); and (b) the issuance of all Common Units (whether restricted, phantom, distribution equivalent rights, unit appreciation rights, unit award, profits interest units, other unit-based awards or otherwise) that have been awarded as of the date hereof under long-term incentive plans, management incentive plans or similar plans of the Partnership (including the LTIP).

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof; provided, however, that for the financial statements of the Partnership prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“General Partner” means Emerge Energy Services GP LLC, a Delaware limited liability company.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or which exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership Entities or any of their respective properties.

“Indemnified Party” has the meaning specified in Section 5.03(b).

“Indemnifying Party” has the meaning specified in Section 5.03(b).

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any security interest, lien, deed of trust, mortgage, pledge, charge, claim, restriction, easement, encumbrance, right of first refusal, right of first offer, preemptive right or other similar interest or right.

“LTIP” means the 2013 Long-Term Incentive Plan adopted by the Partnership on May 14, 2013.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, would have a material adverse effect on (a) the business, properties, financial condition or results of operations of the Partnership Entities, taken as a whole or (b) the ability of any of the Partnership Entities, as applicable, to perform its obligations under the Transaction Documents; provided, however, that a Material Adverse Effect shall not include any adverse effect on the foregoing to the extent such adverse effect results from, arises out of, or relates to (i) a general deterioration in the economy or changes in the general state of the markets or industries in which any of the Partnership Entities operates (including, for the avoidance of doubt, adverse changes (A) in commodity prices, (B) in capital spending by energy sector participants or their customers, (C) in production profiles in oil and gas producing basins in North America and (D) otherwise associated with the effects of distress in the energy sector as of the date of this Agreement and the resulting effect on the Partnership Entities, taken as a whole), except, with respect to this clause (i), to the extent that such Partnership Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (ii) any deterioration in the condition of the capital markets or any inability on the part of the Partnership Entities to access the capital markets, (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency, acts of war (whether or not declared) or the occurrence of any other calamity or crisis, including acts of terrorism, hurricane, flood, tornado, earthquake or other natural disaster, (iv) any change in accounting requirements or principles imposed upon the Partnership Entities or their respective businesses or any change in applicable Law, or the interpretation thereof, (v) any change in the credit rating and/or outlook of any of the Partnership Entities or any of their securities (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), (vi) changes in the market price or trading volume of the Common Units (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred) or (vii) any failure of the Partnership to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Material Adverse Effect has occurred).

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 14, 2013, as amended from time to time in accordance with the terms thereof.

“Partnership Entities” means, collectively, the Partnership, the General Partner, and each of the Partnership’s majority owned Subsidiaries.

“Partnership Indemnified Parties” has the meaning specified in Section 5.02.

“Partnership SEC Documents” means the Partnership’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Purchased Units” has the meaning specified in Section 2.01(a).

“Purchaser Indemnified Party” has the meaning specified in Section 5.01.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement dated the date hereof by and among the Partnership and the Purchasers.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, partners, members, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Secured Notes Facility” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiaries” and “Subsidiary” means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of such Person).

“Third-Party Claim” has the meaning specified in Section 5.03(b).

“Total Funding Obligation” means the aggregate amount of the Funding Obligations of all of the Purchasers.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered to the Purchasers by the Partnership or the General Partner hereunder or thereunder, as applicable.

“Unit Purchase Price” means an amount equal to $7.39.

“Warrants” means Warrant No. 1 issued to Trinity Industries Leasing Company on June 2, 2016, Warrant No. 2 issued to Trinity Industries Leasing Company on June 2, 2016, Warrant No. 3 issued to TRIP Rail Master Funding LLC on June 2, 2016, Warrant No. 4 issued to Element Rail Leasing I LLC on June 2, 2016, Warrant No. 5 issued to Element Rail Leasing II LLC on June 2, 2016, and Warrant No. W-1 issued to SIG Strategic Investments, LLLP on August 15, 2016.

Section 1.02                                        Accounting Procedures and Interpretation.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Partnership and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.01                                        Sale and Purchase.

(a)                                 Subject to the terms hereof, each Purchaser hereby agrees to purchase from the Partnership the number of Common Units set forth opposite such Purchaser’s name on Schedule A (collectively, the “Purchased Units”).

(b)                                 Subject to the terms hereof, the Partnership hereby agrees to issue and sell to the Purchasers the Purchased Units.

(c)                                  The Purchasers shall purchase the Purchased Units for a cash purchase price equal to the Unit Purchase Price per Common Unit, and the Purchasers shall be bound by the terms and provisions of the Partnership Agreement.

Section 2.02                                        Deliveries of the Parties.

(a)                                 Deliveries of the Partnership.  The Partnership hereby delivers to the Purchasers:

(i)                                     an executed counterpart of the Registration Rights Agreement;

(ii)                                  a fully executed “Supplemental Listing Application” evidencing the approval of the Common Units for listing by the NYSE;

(iii)                               evidence of issuance of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing a restrictive notation meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under this Agreement, the Partnership Agreement, the Registration Rights Agreement or the Delaware LP Act and applicable federal and state securities Laws and those created by the Purchasers;

(iv)                              a certificate of the Chief Financial Officer of the General Partner, on behalf of the Partnership, dated the date hereof, certifying as to and attaching (A) the certificate of limited partnership of the Partnership, (B) the Partnership Agreement, (C)  resolutions of the board of directors of the General Partner authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units, and (D) the incumbency of the officers authorized to execute the Transaction Documents on behalf of the Partnership or the General Partner (on its own behalf or on behalf of the Partnership), as applicable, setting forth the name and title and bearing the signatures of such officers;

(v)                                 a certificate of the Secretary of State of each applicable state to the effect that each of the Partnership Entities is in good standing in its respective jurisdiction of formation;

(vi)                              a cross-receipt executed by the Partnership and delivered to the Purchasers certifying as to the amounts that it has received from the Purchasers; and

(vii)                           such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their respective counsel may reasonably request.

(b)                                 Deliveries of Each Purchaser.  Each Purchaser hereby delivers to the Partnership:

(i)                                     payment of such Purchaser’s respective Funding Obligation payable by wire transfer of immediately available funds to an account designated by the Partnership;

(ii)                                  a counterpart of the Registration Rights Agreement, which shall have been duly executed by such Purchaser;

(iii)                               a duly executed Internal Revenue Service Form W-9 from such Purchaser;

(iv)                              a cross-receipt executed by such Purchaser and delivered to the Partnership certifying that it has received from the Partnership the number of Purchased Units to be received by such Purchaser pursuant to this Agreement; and

(v)                                 such other documents relating to the transactions contemplated by this Agreement as the Partnership or its counsel may reasonably request.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND
COVENANTS RELATED TO THE PARTNERSHIP

The Partnership represents and warrants to and covenants with the Purchasers as follows:

Section 3.01                                        Organization and Good Standing.

(a)                                 Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of formation or organization with full power and authority to enter into and perform its obligations under this Agreement, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or as to be conducted, in each case in all material respects as described in the Partnership SEC Documents. Each of the Partnership Entities is duly registered or qualified to transact business as a foreign limited partnership or limited liability company, as applicable, in and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to be so registered or qualified would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. The General Partner has full power and authority to serve as general partner of the Partnership in all material respects as described in the Partnership SEC Documents.

Section 3.02                                        Capitalization.

(a)                                 The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of any Liens.

(b)                                 Immediately prior to the sale of the Purchased Units contemplated by this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 30,191,878 Common Units.

(c)                                  All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required under applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and conform in all material respects to the description of the Common Units in the Partnership SEC Documents.

(d)                                 Except for Common Units exercisable under the Warrants and Common Units issuable pursuant to the LTIP, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Partnership are outstanding.

(e)                                  The Common Units are quoted on the NYSE, and the Partnership has not received any notice of delisting.

(f)                                   The Purchased Units have those rights, preferences, privileges and restrictions governing the Common Units as reflected in the Partnership Agreement and conform in all material respects to the description of the Common Units in the Partnership SEC Documents.

(g)                                  Immediately prior to the sale of the Purchased Units contemplated by this Agreement, the Fully Diluted Capitalization consists of 31,757,523 Common Units.  The Purchased Units, when issued and sold hereunder, represent 2.5% of the Fully Diluted Capitalization (including the Purchased Units in the calculation thereof).

Section 3.03                                        Partnership SEC Documents.  The Partnership SEC Documents when filed with the Commission conformed in all material respects to the requirements of the Securities Act and the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Partnership SEC Documents, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04                                        Financial Statements.  The financial statements (including the related notes thereto) of the Partnership and its consolidated Subsidiaries included or incorporated by reference in the Partnership SEC Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Partnership Entities as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; and such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Partnership SEC Documents present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Partnership SEC Documents has been derived from the accounting records of the Partnership Entities and presents fairly the information shown thereby.

Section 3.05                                        Independent Accountants.  BDO USA, LLP, who have certified certain financial statements of the Partnership and its Subsidiaries, is an independent registered public accounting firm with respect to the Partnership and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Partnership Accounting Oversight Board (United States) and as required by the Securities Act.

Section 3.06                                        No Material Adverse Effect.  Since the date of the latest audited financial statements included in the Partnership SEC Documents, the Partnership Entities have not sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Partnership SEC Documents and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Partnership SEC Documents, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (a) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities, whether or not arising from transactions in the ordinary course of business, except as described in the Partnership SEC Documents (exclusive of any amendment or supplement thereto) or (b) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Partnership SEC Documents.

Section 3.07                                        No Registration Required.  Assuming the accuracy of the representations and warranties of the applicable Purchaser contained in Article IV, the issuance and sale of the Purchased Units to such Purchaser pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any Person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.08                                        No Default.  None of the Partnership Entities is (a) in violation of any provision of its Organizational Documents, (b) in violation of any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Entity or any of its properties, as applicable, or (c) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it or any of its properties is bound or subject, which breach, default or violation in the case of clauses (b) or (c) would reasonably be expected to have a Material Adverse Effect.

Section 3.09                                        No Conflicts.  None of (a) the offering, issuance or sale by the Partnership of the Purchased Units, (b) the execution, delivery and performance of this Agreement by the Partnership and the General Partner or (c) the consummation of any other transactions contemplated by this Agreement, (i) conflicts or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents of any of the Partnership Entities, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which any of its properties is subject, (iii) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of its properties in a proceeding to which such Partnership Entity or its property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Secured Notes Facility), which conflicts, breaches, violations, defaults or, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement.

Section 3.10                                        Authority.  Each of the Partnership and the General Partner has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its respective obligations hereunder and thereunder. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by each of the Partnership and the General Partner, and the consummation of the transactions contemplated under this Agreement and the other Transaction Documents have been duly authorized by all necessary action by the Partnership and the General Partner.  Assuming the due authorization, execution and delivery by the other parties thereto, the Agreement and the other Transaction Documents will constitute the legal, valid and binding obligations of the Partnership, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing, and good faith.  No approval from the holders of outstanding Common Units is required under the Partnership Agreement or the rules of the NYSE in connection with the Partnership’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.11                                        Approvals.  No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (a) the offering, issuance or sale of the Purchased Units as described in this Agreement, (b) the execution, delivery and performance of this Agreement by the Partnership and the General Partner, (c) the consummation of any other transactions contemplated by this Agreement other than (i) registration of the re-sale of the Purchased Units under the Securities Act under the Registration Rights Agreement, (ii) any necessary qualification under the securities or blue sky laws of various jurisdictions required for the re-sale of the Purchased Units under the Registration Rights Agreement, (iii) Consents that have been obtained and (iv) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated by this Agreement.

Section 3.12                                        Valid Issuance.  The offer and sale of the Purchased Units and the limited partner interests represented thereby have been duly authorized by the Partnership pursuant to the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement and under applicable state and federal securities Laws.

Section 3.13                                        No Preemptive Rights; No Registration Rights.  Except as contemplated by the Partnership Agreement, none of the holders of outstanding Common Units are entitled to statutory, preemptive or other similar contractual rights to subscribe for Common Units. Except as disclosed in the Partnership SEC Documents or as contemplated by this Agreement, the Partnership Agreement and the Registration Rights Agreement, there are no contracts, agreements or understandings between the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.

Section 3.14                                        MLP Status.  The Partnership is properly treated as a partnership for United States federal income Tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under Section 7704(d) of the Internal Revenue Code of 1986, as amended.

Section 3.15                                        Investment Company Status.  Neither the Partnership nor the General Partner is now, nor immediately following the sale of the Purchased Units hereunder, will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.16                                        Certain Fees.  Neither the Partnership nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than those certain engagement letters, each dated July 10, 2017, by and between the Partnership, Houlihan Lokey Capital, Inc. and Piper Jaffray & Co.) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Purchased Units.  The payment of any brokerage commission, finder’s fee or like payment to Houlihan Lokey Capital, Inc. and Piper Jaffray & Co. in connection with the offering and sale of the Purchased Units shall be the sole responsibility of the Partnership.

Section 3.17                                        Internal Controls.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Partnership SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Partnership SEC Documents, none of the Partnership Entities are aware of any material weaknesses in the Partnership Entities’ internal controls over financial reporting.

Section 3.18                                        Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (a) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (b) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

Section 3.19                                        Litigation.  There are no legal or governmental proceedings pending to which any Partnership Entity is a party or to which any of their properties is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Transaction Documents or the right of the Partnership and the General Partner to enter into the Transaction Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Partnership, no such proceedings are threatened by Governmental Authorities or others.

Section 3.20                                        No Integration.  Neither the Partnership nor any of its Affiliates has, directly or indirectly through any agent, made any offers or sales of any security of the Partnership or solicited any offers to buy any security that is or will be integrated with the sale of the Purchased Units in a manner that would require such registration under the Securities Act.

Section 3.21                                        Form S-3 Eligibility.  The Partnership is eligible to register the Purchased Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND
COVENANTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, represents and warrants and covenants to the Partnership as follows:

Section 4.01                                        Existence.  Such Purchaser has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of formation or organization.

Section 4.02                                        Authorization; Enforceability.  Such Purchaser has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Purchasers.

Section 4.03                                        No Breach.  None of (a) the execution, delivery and performance of this Agreement by such Purchaser or (b) the consummation of any other transactions contemplated by this Agreement (i) conflicts or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents of such Purchaser, (ii) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Purchaser is a party or bound or to which any of its properties is subject, (iii) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Purchaser or any of its properties in a proceeding to which such Purchaser or its property is a party or (iv)

results or will result in the creation or imposition of any Lien upon any property or assets of such Purchaser, which conflicts, breaches, violations, defaults or, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to materially impair the ability of such Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.04                                        Certain Fees.  Neither such Purchaser nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Purchased Units, except for fees or commissions for which no Partnership Entity shall be responsible.

Section 4.05                                        Unregistered Securities.

(a)                                 Accredited Investor Status; Sophisticated Purchaser.  Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and is able to bear the risk of its investment in the Purchased Units. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of and investment in the Purchased Units.

(b)                                 Institutional Account.  If such Purchaser is not an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, then such Purchaser is an Institutional Account as defined in Financial Industry Regulation Authority, Inc. Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the transactions contemplated hereby.

(c)                                  Information.  Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Partnership that have been requested and materials relating to the offer and sale of, and investment in, the Purchased Units that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Partnership and its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchaser’s right (a) to rely on the Partnership’s representations and warranties contained in Article III above or (b) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Purchased Units involves a high degree of risk. Such Purchaser has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Units.

(d)                                 Residency.  Such Purchaser shall cooperate with the Partnership to provide any information reasonably necessary for any applicable securities filings.

(e)                                  Legends.  Such Purchaser understands that, until such time as the Purchased Units have been sold pursuant to an effective registration statement under the Securities Act, or the

Purchased Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Units will bear a restrictive legend as provided in the Partnership Agreement.

(f)                                   Purchase Representation.  Such Purchaser is purchasing the Purchased Units for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that the Purchased Units have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Partnership, in issuing the Purchased Units, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(g)                                  Rule 144.  Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws and that the Purchased Units must be held indefinitely unless and until the Purchased Units are registered under the Securities Act or an exemption from registration is available. Such Purchaser has been advised of and is knowledgeable with respect to the provisions of Rule 144 promulgated under the Securities Act.

(h)                                 Reliance by the Partnership.  Such Purchaser understands that the Purchased Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws and that the Partnership is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Units.

Section 4.06                                        No Prohibited Trading.  Such Purchaser has not (a) offered, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, any of the Purchased Units or (b) directly or indirectly engaged in any short sales or other derivative or hedging transactions with respect to Purchased Units or any Common Units, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, of any of the economic consequences of ownership of any Purchased Units or Common Units, regardless of whether any transaction described in this Section 4.06 is to be settled by delivery of Common Units or other securities, in cash or otherwise.

ARTICLE V
INDEMNIFICATION, COSTS AND EXPENSES

Section 5.01                                        Indemnification by the Partnership.  The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Indemnified Parties”) from costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for, any and all costs, losses, damages, liabilities or expenses of any kind or nature whatsoever (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that the Purchaser Indemnified Party may incur, whether or not involving a Third-Party Claim, insofar as such loss, claim, damage or liability arises out of, or is based upon, (a) the failure of any of the representations or warranties made by the Partnership contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 3.01, Section 3.02, Section 3.07, Section 3.10 Section 3.12 or Section 3.13 or other representations and warranties that are qualified by materiality or Material Adverse Effect, which, in each case, shall be true and correct in all respects) when made as of the date hereof or (b) the breach of any covenants of the Partnership contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification is made prior to the expiration of the survival period of such representation or warranty; provided further that (x) for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnified Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Partnership shall constitute the date upon which such claim has been made and (y) the aggregate liability of the Partnership (i) to each Purchaser pursuant to this Section 5.01 shall not be greater in amount than such Purchaser’s respective Funding Obligation and (ii) to all Purchasers pursuant to this Section 5.01 shall not exceed the Total Funding Obligation. To the fullest extent permitted by Law, no Purchaser Indemnified Party shall be entitled to recover indirect, exemplary, speculative or punitive damages under this Section 5.01; provided, however, that such limitation shall not prevent any Purchaser Indemnified Party from recovering under this Section 5.01 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 5.02                                        Indemnification by the Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify the Partnership, the General Partner and their respective Representatives (collectively, “Partnership Indemnified Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for, any and all costs, losses, damages, liabilities or expenses of any kind or nature whatsoever (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, that the Partnership Indemnified Party may incur, whether or not involving a Third-Party Claim, insofar as such loss, claim, damage or liability arises out of, or is based upon, (a) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects (other than those representations and warranties contained in Section 4.01, Section 4.02, Section 4.04, Section 4.05 or other representations and warranties that are qualified by materiality or Material Adverse Effect or words of similar import, with respect to which such representation or warranty, or applicable portions thereof, which, in each case, shall be true and correct in all respects) when made as of the date hereof and (b) the breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation or warranty; provided further that (x) for purposes of determining when an indemnification claim has been made, the date upon which a Partnership Indemnified Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made and (y) the liability of each such Purchaser shall not be greater in amount than the sum of such Purchaser’s respective Funding Obligation plus any distributions paid to such Purchaser with respect to the Purchased Units. To the fullest extent permitted by Law, no Partnership Indemnified Party shall be entitled to recover indirect, exemplary, speculative or punitive damages under this Section 5.02; provided, however, that such limitation shall not prevent any Partnership Indemnified Party from recovering under this Section 5.02 for any such damages to the extent that such damages are payable to a third party in connection with any Third-Party Claims.

Section 5.03                                        Indemnification Procedure.

(a)                                 A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Section 5.01 and Section 5.02.

(b)                                 Promptly after any Partnership Indemnified Party or Purchaser Indemnified Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than 10 Business Days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within 10

Business Days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

Section 5.04             Tax Matters.  All indemnification payments under this Article V shall be adjustments to the applicable Purchaser’s Funding Obligation except as otherwise required by applicable Law.

ARTICLE VI
MISCELLANEOUS

Section 6.01             Expenses.  Except as set forth in that certain Letter Agreement between the Partnership and HPS Investment Partners, LLC dated October 18, 2017 as amended by the Letter Agreement dated on or about November 20, 2017, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses. Notwithstanding anything to the contrary in this Section 6.01, all reasonable and documented due diligence and legal expenses incurred by the Purchasers in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the Partnership.

Section 6.02             Interpretation.  Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. The Schedule to this Agreement is hereby incorporated and made a part hereof as if set forth in full herein and is an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Partnership has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Partnership unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction

Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 6.03             Survival of Provisions.  To the fullest extent permitted by Law, the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.07, Section 3.10, Section 3.12, Section 3.13, Section 4.01, Section 4.02, Section 4.04, and Section 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties set forth herein shall survive for a period of 12 months following the date hereof, regardless of any investigation made by or on behalf of the Partnership or the Purchasers. The covenants made in this Agreement or in any other Transaction Document shall survive the purchase and sale of the Purchased Units and remain operative and in full force and effect in accordance with their respective terms until fully performed. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of the Partnership and the Purchasers thereunder, and this Article VI shall remain operative and in full force and effect as between the Partnership and each Purchaser, unless the Partnership and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Partnership and such Purchaser.

Section 6.04             No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any waiver, amendment, supplement or modification of or to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 6.05             Binding Effect.  This Agreement shall be binding upon the Partnership, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 6.06             Non-Disclosure.

(a)           Any Purchaser may share Evaluation Material (as defined in each of the Confidentiality Agreements) with any of the limited partners of the private equity fund vehicles that indirectly own such Purchaser at any time, provided that any such limited partner will be deemed to be a “Representative” of such Purchaser under its Confidentiality Agreement. Except as set forth in the preceding sentence, this Agreement shall not impact the terms and provisions of any of the Confidentiality Agreements. The Confidentiality Agreements shall continue to be in full force and effect, pursuant to the terms and conditions thereof, but for the avoidance of doubt, Evaluation Material (as defined in each of the Confidentiality Agreements) refers only to information furnished by or on behalf of the Partnership prior to the date hereof.

(b)           Other than filings made by the Partnership with the Commission or as required by Law, the Partnership and any of its Representatives may disclose the identity of, or any other information concerning, the Purchasers or any of their respective Affiliates only after obtaining the prior written consent of the Purchasers; provided, however, that nothing in this Section 6.06 shall delay any required filing or other disclosure with the NYSE or any Governmental Authority or otherwise hinder the Partnership Entities’ or their Representatives’ ability to timely comply with all Laws or rules and regulations of the NYSE or other Governmental Authority.

(c)           Notwithstanding anything to the contrary in this Section 6.06, the Partnership and the General Partner agree that each Purchaser may (i) publicize its ownership in the Partnership, as well as the identity of the Partnership, the size of the investment and its pricing terms with respect to Purchased Units on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Partnership’s corporate logo in conjunction with any such reference.

Section 6.07             Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)           if to the Purchasers, to the addresses set forth on Schedule A.

(b)           if to the Partnership, to:

Emerge Energy Services LP

6000 Western Place, Suite 465

Fort Worth, Texas 76107

Attention: Deborah Deibert

Facsimile: (817) 488-7739

Email: DDeibert@emergelp.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

or to such other address as the Partnership or the Purchasers may designate in writing.  All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile, if sent via facsimile; when sent, if sent by electronic mail prior to 5:00 p.m. Houston, Texas time on a Business Day, or on the next succeeding Business Day, if not; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6.08             Removal of Legend.  In connection with a sale of Purchased Units by a Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser or its broker shall deliver to the Partnership a broker representation letter providing to the Partnership any information the Partnership deems necessary to determine that the sale of such Purchased Units is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that the Purchaser is not an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership and a certification as to the length of time the such units have been held. Upon receipt of such representation letter, the Partnership shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Partnership, including the legend referred to in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books. Upon the request of a Purchaser or its permitted assignee, the Partnership shall take all steps necessary to promptly effect the removal of the legend described in Section 4.05, and the Partnership shall bear all costs associated with the removal of such legend in the Partnership’s books (other than costs and expenses of any outside counsel of the Purchaser) if the applicable Purchased Units have been sold pursuant to an effective registration statement under the Securities Act; are eligible for sale, transfer or other disposition under Rule 144 promulgated under the Securities Act; or otherwise may be sold, transferred or disposed of in accordance with the Securities Act, so long as such Purchaser or its permitted assignee provides to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state Laws, including (if there is no such registration statement) a certification that the holder is not an affiliate (as defined in Rule 144 promulgated under the Securities Act) of the Partnership, a covenant to inform the Partnership if it should thereafter become an affiliate (as defined in Rule 144 promulgated under the Securities Act) and to consent to the notation of an appropriate restriction, and a certification as to the length of time such units have been held. The Partnership shall cooperate with each Purchaser to effect the removal of the legend referred to in Section 4.05 at any time such legend is no longer appropriate.

Section 6.09             Entire Agreement.  This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein or therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth in this Agreement, the other Transaction Documents or the Confidentiality Agreements with respect to the rights granted by the Partnership or the Purchasers or any of their respective Affiliates. This Agreement, the other Transaction Documents, the Confidentiality Agreements and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings among the parties with respect to such subject matter.

Section 6.10             Assignment.  The Partnership may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  A Purchaser may assign some or all of its rights hereunder to any Affiliate of such Purchaser in connection with any transfer of any of its Purchased Units that is permitted under this Agreement without the consent of the Partnership, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

Section 6.11             Governing Law; Submission to Jurisdiction.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto consents to process being served in any such action by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall, to the fullest extent permitted by Law, constitute good and sufficient service of process and notice thereof; provided, however, that nothing in the foregoing shall affect or limit any right to serve process in any other manner permitted by Law.

Section 6.12             Waiver of Jury Trial.  THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE (1) IN THE CASE OF THE PURCHASER, ITS AFFILIATES AND (2) IN THE CASE OF THE PARTNERSHIP, THE PARTNERSHIP ENTITIES, TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 6.13             Exclusive Remedy.

(a)            Each party hereto hereby acknowledges and agrees that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. If any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party subject to the terms hereof and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b)           The sole and exclusive remedy for any and all claims arising under, out of, or related to this Agreement or the transactions contemplated hereby, shall be the rights of indemnification set forth in Article V only and, to the fullest extent permitted by Law, no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties hereto to the fullest extent permitted by Law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by any party hereto or the right to seek specific performance pursuant to Section 6.13(a).

Section 6.14             No Recourse Against Others.

(a)           All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Partnership and the Purchasers. To the fullest extent permitted by Law, no Person other than the Partnership or the Purchasers, including no stockholder, Affiliate or Representative thereof, nor any stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Partnership and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b)           Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Partnership and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person in respect of the transactions contemplated hereby, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Partnership and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 6.15             No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Partnership and the Purchasers, (and (a) for purposes of Article V only, the Purchaser Indemnified Parties and the Partnership Indemnified Parties; and (c) for purposes of Section 6.14 only, any stockholder, or Representative of the Partnership or the Purchasers, or any stockholder, Affiliate of the Purchasers or Representative of any of the foregoing), any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.16             Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 6.17             Recapitalization, Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMERGE ENERGY SERVICES LP

By:	Emerge Energy Services GP LLC, its general partner

By:	/s/ Warren Bonham
Name:	Warren Bonham
Title:	Vice President

[Signature page to Common Unit Purchase Agreement]

EES OFFSHORE, LLC

By:	HPS Investment Partners, LLC, its sole manager

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

[Signature page to Common Unit Purchase Agreement]

MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, as
investment manager

By:	HPS Investment Partners, LLC, its sole and
managing member

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

[Signature page to Common Unit Purchase Agreement]

AP MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, as
investment manager

By:	HPS Investment Partners, LLC, its sole and
managing member

By:	/s/ Marcus Colwell
Name:	Marcus Colwell
Title:	Managing Director

[Signature page to Common Unit Purchase Agreement]

OC II AIV II LP

By:	/s/ Adam L. Gubner
Name:	Adam L. Gubner
Title:	Authorized Person

[Signature page to Common Unit Purchase Agreement]

Schedule A

Purchaser	Allocation %	Purchased Units	Funding Obligation
Mezzanine Partners III, L.P.	22.6265%	184,246	$1,361,577.94
AP Mezzanine Partners III, L.P.	4.0280%	32,800	$242,392.00
EES Offshore, LLC	52.4153%	426,815	$3,154,162.85
OC II AIV II LP	20.9302%	170,434	$1,259,507.26
Total:		814,295	$6,017,640.05

Schedule A to Common Unit Purchase Agreement